Exhibit 10.1

                    AMENDMENT TO LOAN AND SECURITY AGREEMENT



                  This Amendment to Loan and Security Agreement is entered into this 30th day of January, 1996 between Elexsys International, Inc. ("Borrower") and Foothill Capital Corporation ("Foothill") with respect to the following:

                  A. Borrower and Foothill have previously entered into that certain Loan and Security Agreement dated December 17, 1993 ("Agreement"), as amended from time to time. Capitalized terms are used in this Amendment as defined in the Agreement, unless otherwise noted.

                  B. Borrower has requested certain revisions to its Agreement with Foothill as more fully set forth below. Foothill is willing to amend the Agreement on the terms and subject to the conditions set forth in this Amendment. Borrower is entering into this Amendment with the understanding that, except as specifically provided herein, none of Foothill's rights or remedies as set forth in the Agreement is being waived or modified by this Amendment.

                  NOW, THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties hereto agree as follows:

                  1. The definitions set forth in Section 1.1 of the Agreement are hereby amended and supplemented as set forth herein in their respective alphabetical order:

                  "Advances" - "Equipment Purchase Advances" is deleted therefrom.

                  "Average Unused Portion of Maximum Revolving Loan Amount" is amended to add the following:

                           "less (c) L/C's and L/C Guaranties"

                  "Eligible   Accounts"  (i)  is  hereby   amended  by  deleting
"twenty-five percent (25%)" (with respect to Northern Telecom) and substituting "thirty percent (30%) in lieu thereof.

                  "Eligible Accounts" is further amended by adding the following in the seventh line thereof following the words "Symtron Eligible Accounts;" the following:

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

                  Accounts on which Tellabs is the Account Debtor, to the extent its total obligations to Borrower and Symtron exceed twenty-five percent (25%) of the aggregate amount of all Eligible Accounts and Symtron Eligible Accounts;"

                  "Equipment Purchase Advance" is deleted.

                  "Equipment Purchase Line Amount" is deleted.

                  "Equipment Purchase Note" is deleted.

                  "L/C" has the meaning set forth in Section 2.1 (d).

                  "L/C Guaranty" has the meaning set forth in Section 2.1 (d).

                  "Maximum Revolving Loan Amount" is amended by deleting "Seven Million Five Hundred Thousand Dollars ($7,500,000)" therefrom and substituting "Fifteen Million Dollars ($15,000,000)" in lieu thereof.

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


                  "Obligations" is amended to add the following after "lease payments" in the fifth line thereof:

                                    "L/C's and L/C Guaranties"

                  "Periodic Payments"  -  "Equipment Purchase  Notes" is deleted therefrom.

                  "Symtron Equipment Purchase Advances" is deleted.

                  The definition of "Obligations" is hereby amended to add the following after "lease payments" in the fifth line thereof:
                                    "L/C's and L/C Guaranties"

                  2. Section 2.1 of the Agreement is hereby deleted and the following substituted in lieu thereof:

                  "2.1  Revolving  Advances.   (a)  Subject  to  the  terms  and
         conditions of this Agreement, Foothill agrees to make revolving advances to Borrower in an amount at any one time outstanding not to exceed the Borrowing Base less the undrawn or unreimbursed amount of L/Cs and L/C Guarantees
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

         outstanding hereunder. For purposes of this Agreement, "Borrowing Base, as of any date of determination, shall mean the sum of (i) an amount equal to the lesser of: (y) eighty percent (80%) of the amount of Eligible Accounts, and (z) an amount equal to one-half of Borrower's cash collections with respect to accounts for the immediately preceding ninety (90) day period; (ii) the amount of credit availability created by Section 2.1(a)(i) above, and (z) Fifteen Million Dollars ($15,000,000).

                  (b) Anything to the contrary in Section 2.1(a) above notwithstanding, Foothill may reduce its advance rates based upon Eligible Accounts without declaring an Event of Default if it determines, in its reasonable discretion, that there is a material impairment of the prospect of repayment of all or any portion of the Obligations or a material impairment of the value or priority of Foothill's security interests in the Collateral.

                  (c) Foothill shall have no obligation to make advances hereunder to the extent they would cause the outstanding

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


         Obligations to exceed the lesser of: (i) Fifteen Million Dollars ($15,000,000) ("Maximum Amount").

                  (d) Subject to the terms and conditions of this Agreement, Foothill agrees to issue commercial or standby letters of credit for the account of Borrower (each, an "L/C") or to issue standby letters of credit or guarantees of payment (each such letter of credit or guaranty, an "L/C Guaranty) with respect to commercial or standby letters of credit issued by another Person for the account of Borrower in an aggregate face amount not to exceed the lesser of: (i) the Borrowing Base less the amount of advances outstanding pursuant to this
         Section 2.1 and (ii) One Million Dollars ($1,000,000). Borrower expressly understands and agrees that Foothill shall have no obligation to arrange for the issuance by other financial institutions of letters of credit that are to be the subject of L/C Guarantees. Each L/C and each letter of credit that is the subject of an L/C Guaranty shall have an expiry date no later than sixty (60) days prior to the date on which this Agreement is scheduled to terminate under Section 3.2 (without regard to any potential renewal term) and all such

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

         L/Cs and letters of credit (and the applicable L/C Guarantees) shall be in form and substance acceptable to Foothill in its sole discretion. Foothill shall not have any obligation to issue L/Cs or L/C Guarantees to the extent that the face amount of all outstanding L/Cs and L/C Guarantees, plus the amount of advances outstanding pursuant to this
         Section 2.1, would exceed the Maximum Amount. The L/Cs and the L/C Guarantees issued under this Section 2.1(d) shall be used by Borrower, consistent with this Agreement, for its general working capital purposes or to support its obligations with respect to workers' compensation premiums or other similar obligations. If Foothill is obligated to advance funds under an L/C or L/C Guaranty, the amount so advanced immediately shall be deemed to be an advance made by Foothill to Borrower pursuant to this Section 2.1 and, thereafter, shall bear interest at the rates then applicable under Section 2.5.

                  (e) Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless from any loss, cost, expense, or liability, including payments made by Foothill, expenses, and reasonable attorneys fees incurred by Foothill arising

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

         out of or in connection with any L/Cs or L/C Guarantees. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any letters of credit guarantied by Foothill and opened to or for Borrower's account or by Foothill's interpretations of any L/C issued by Foothill to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that Foothill shall not be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in the L/Cs or any modifications, amendment, or supplements thereto. Borrower understands that the L/C Guarantees may require Foothill to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless with respect to any loss, cost, expense (including attorneys' fees), or liability incurred by Foothill under any L/C Guaranty as a result of Foothill's indemnification of any such issuing bank.

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

                  (f) Borrower hereby authorizes and directs any bank that issues a letter of credit guaranteed by Foothill to deliver to Foothill all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Foothill's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

                  (g) Any and all service charges, commissions, fees, and costs incurred by Foothill relating to the letters of credit guaranteed by Foothill shall be considered Foothill Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Foothill. On the first day of each month, Borrower will pay Foothill a fee equal to one percent (1%) per annum times the average Daily Balance of the L/Cs and L/C Guarantees that were outstanding during the immediately preceding month. Service charges, commissions, fees, and costs may be charged to Borrower's

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

         loan account at the time the service is rendered or the cost is incurred.

                  (h) Immediately upon the termination of this Agreement, Borrower agrees to either: (i) provide cash collateral to be held by Foothill in an amount equal to the maximum amount of Foothill's obligations under L/Cs plus the maximum amount of Foothill's obligations to any Person under outstanding L/C Guarantees, or (ii) cause to be delivered to Foothill releases of all of Foothill's obligations under its outstanding L/Cs and L/C Guarantees. At Foothill's discretion, any proceeds of Collateral received by Foothill after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.1(h).

                  3. Section 2.2 (a) - "Equipment Purchase Advances" is hereby deleted.

                  4. Section 2.2 (b) - "Equipment Purchase Notes" is hereby deleted.


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

                  5. Section 2.5 (a) - "Interest Rate" is amended by deleting "three (3.00) percentage points" and substituting "one (1.00) percentage point" in lieu thereof.

                  6.  Section   2.5(b)  is  hereby  deleted  and  the  following
substituted in lieu thereof:

                  "(b) Default Rate. (i) All Obligations, except for undrawn L/Cs and L/C Guarantees shall bear interest, from and after the occurrence and during the continuation of an Event of Default, at a per annum rate equal to four (4) percentage points above the Reference Rate. (ii) From and after the occurrence and during the continuation of an Event of Default, the fee provided in Section 2.1(g) shall be increased to a fee equal to four percent (4%) per annum times the average Daily Balance of the undrawn L/Cs and L/C Guarantees that were outstanding during the immediately preceding month."

                  7. Section 2.6 is hereby amended by deleting "four (4) Business Days" and substituting "two (2) Business Days in lieu thereof.

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

                  8.  Section 2.8 (b) - "Unused Line Fee" is hereby deleted.

                  9. Section 2.8 (c) - "Annual Facility Fee" is hereby deleted and the following substituted in lieu thereof:

                           "As of December 17, 1995,  an Annual  Facility Fee of
Twenty Five Thousand Dollars ($25,000) has been charged and fully earned. Thereafter, an Annual Facility Fee in the amount of Fifty Six Thousand Two Hundred fifty Dollars ($56,250) shall be paid and fully earned on each subsequent anniversary date.

                  10.  Section 2.8 (e) - "Servicing Fee" is hereby deleted.

                  11. Section 3.1 is hereby amended to add a new Section 3.1(a) to read as follows:

                  "3.1(a) Conditions Precedent to All L/Cs, or L/C Guarantees. The following shall be conditions precedent to all L/Cs, or L/C Guarantees hereunder.

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

                  (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such L/C, or L/C Guaranty, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                  (b) no Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date of such L/C, or L/C Guaranty, nor shall either result from the issuance thereof; and

                  (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the issuance of such L/C or L/C Guaranty shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates."

                  Section 3.2 -"Term; Automatic Renewal" is hereby amended by deleting "...three (3) years from the Closing Date and

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

shall be automatically renewed for successive two (2) year periods thereafter..." and substituting "...four (4) years from the Closing Date and shall be automatically renewed for successive one (1) year periods thereafter..."

                  12.   Section  3.3  is  hereby   deleted  and  the   following
substituted in lieu thereof:

                  "3.3 Effect of Termination. On the date of termination, all Obligations (including contingent reimbursement obligations under any outstanding L/Cs or L/C Guarantees) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Foothill's obligations to provide advances hereunder is terminated. If Borrower has sent a notice of termination pursuant to the provisions of Section 3.4, but fails to pay all Obligations on the date set forth in said notice, then Foothill may, but shall not be required to,

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

         renew this Agreement for an additional term of one (1) year."

                  13.   Section  3.4  is  hereby   deleted  and  the   following
substituted in lieu thereof:

                  "3.4 Early Termination by Borrower.  The provisions of Section
         3.3 that allow termination of this Agreement by Borrower only on the Renewal Date and certain anniversaries thereof notwithstanding, Borrower has the option, at any time upon sixty (60) days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations (including an amount equal to the full amount of the L/Cs or L/C Guarantees), together with a premium (the "Early Termination Premium") of Two Hundred Thousand Dollars ($200,000)."

                  14. Section 7.11 - "Capital Expenditures" is amended by deleting therefrom the words "Including, without duplication, expenditures financed with the proceeds of Equipment Line Advances..." and adding "(M)ake".

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

                  15. In consideration of all of the foregoing, including but not limited to, the increase in Maximum Amount, Borrower shall pay the sum of $50,000 to Foothill concurrently with the execution of this Amendment.

                  16. Except as amended by the terms hereof, the Agreement remains in full force and effect. If there is any conflict between the terms and provisions of the Agreement and this Amendment, the terms and provisions of this Amendment shall govern.

                  17. This Amendment may be executed in counter-parts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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


                  18. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

                             ELEXSYS INTERNATIONAL, INC.
                             By: /s/ Michael S. Shimada
                             -----------------------------
                             Its     CFO
                                -----------------------


                             FOOTHILL CAPITAL CORPORATION
                             By: /s/ Kevin Coyle
                             -----------------------------
                             Its     Vice President
                                -----------------------


All of the foregoing is hereby
consented to by Guarantor
30th day of January, 1996.
SYMTRON ELECTRONICS, INC

By: /s/ Michael S. Shimada
-----------------------------
Its     CFO
   -----------------------



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